Exhibit 4(F)

IRA APPLICATION FOR A TIAA-CREF INVESTMENT HORIZON ANNUITY CONTRACT

Please print in capital	SECTION A: PRODUCT/REGISTRATION INFORMATION
letters and only use black or dark blue ink.	Please select an IRA registration type:
Mail To:	Traditional	Roth	SEP*

TIAA-CREF Life	For SEP, please provide the Employee Tax ID #

Insurance Company

Attn: New Business Dept. P.O. Box 1291 Charlotte, NC 28201-1291	Please indicate your initial investment amount if you are submitting a check with your application
Home Office New York, New York	$
OR
* For SEP enrollments, form 5305-SEP is required. Go to www.irs.gov to download the form.	Please indicate your approximate initial investment amount if you are transferring funds from another company
$

SECTION B: OWNER/ANNUITANT INFORMATION

Name (Title, First Name, Middle Name, Last Name)

Gender		Social Security Number	Birth Date (mm/dd/yyyy)
Male	Female

	Daytime Phone	Evening Phone

E-mail Address

A residential address must be provided. No P.O. Boxes please.	Residential Address
Address

	City	State	Zip Code

TCL-MVA2-APP-PF

IRA APPLICATION FOR A TIAA-CREF INVESTMENT HORIZON ANNUITY CONTRACT

SECTION B: OWNER/ANNUITANT INFORMATION (CONTINUED)

A mailing address is optional. Please provide if different from your residential address.	Mailing Address
Address

	City	State	Zip Code

Are you currently or formerly employed by:

College, university or other nonprofit education or research institution	K-12	Other

SECTION C: REPLACEMENT

Regulations require that we ask if you are replacing an existing annuity contract or life insurance policy with this contract.

Do you presently own any existing individual life insurance policies or annuity contracts?
Yes	No

Will any existing life insurance or annuity be replaced, changed, or used to fund the contract applied for in this application? If you answered “Yes”, please complete the information below:
Yes	No

Company Name	Indicate Insurance or Annuity	Policy/Contract	#	Approximate Amount of Policy/Contract	Is this a Direct Transfer or 60 Day Rollover? Yes/No

TCL-MVA2-APP-PF

IRA APPLICATION FOR A TIAA-CREF INVESTMENT HORIZON ANNUITY CONTRACT

NOTE: SEP IRA contributions are reported on Form 5498 in the calendar year in which they are received. Your tax form may reflect both current and prior year contributions if both were received in the same calendar year. Please consult your tax advisor with any questions.	SECTION D: PREMIUM AMOUNT AND METHOD OF PAYMENT
Indicate your premium amount and the tax year allocation:
$ . For tax year

$ . For tax year
Select an option to indicate how your premium will be paid:
Check(s) submitted with this application. (You must also complete the 60-day
Rollover form included in this package for funds received from a distribution from your employer’s plan or another IRA within the past 60 days.)

Payment drafted from my bank account. Please note funds drafted from your bank account will always be applied to the current tax year. (Complete the Electronic Funds Transfer information in Section E.)

Direct transfer or rollover from another financial institution. (You must also complete the Transfer or Rollover Authorization form included in this package.)

Transfer funds from my TIAA-CREF Brokerage Account

Account Number

TCL-MVA2-APP-PF

IRA APPLICATION FOR A TIAA-CREF INVESTMENT HORIZON ANNUITY CONTRACT

Please note there is a minimum deposit of $5,000 per Fixed Term Deposit allocation.	SECTION E: ELECTRONIC FUNDS TRANSFER INFORMATION
Provide the following information if you selected the option to have your premium electronically drafted from your bank account. Please note funds drafted from your bank account will always be applied to the current tax year. If you did not select to have your premium electronically drafted from your bank account, please proceed to Section F.

	Deduct premium from my:	Checking	Savings

* Refer to the bottom of your check or savings deposit slip for the 9 digit bank routing number.	Account Number		Bank Routing Number*

Name(s) on Account

	Name of Bank		Bank Telephone Number

See example below to identify your bank routing number and account of record

The minimum allocation to each fixed term deposit that you select is $5,000. Allocations are subject to current Fixed Term Deposit availability.	SECTION F: FIXED TERM DEPOSIT ALLOCATIONS
Allocations to Fixed Term Deposits and the Flexible Lifetime Income Option, if elected, must total your initial contribution amount.
	Term	Deposit	Term	Deposit

	1 Year	$	6 Year	$

	2 Year	$	7 Year	$

	3 Year	$	8 Year	$

	4 Year	$	9 Year	$

	5 Year	$	10 Year	$

TCL-MVA2-APP-PF

IRA APPLICATION FOR A TIAA-CREF INVESTMENT HORIZON ANNUITY CONTRACT

SECTION G: SYSTEMATIC INTEREST WITHDRAWAL ELECTION

You may elect to have the full amount of interest from all of your fixed term deposits periodically withdrawn and paid to you. These withdrawals are not subject to market value adjustments. This election is only available at application and is irrevocable. Your initial minimum premium must be at least $25,000 to elect this option. Consult your tax advisor before electing this option.
Payment frequencies	Do not withdraw my interest
other than “Monthly” will be based upon your contract issue date.
Withdraw Interest

	Annually	Semiannually	Quarterly	Monthly on Day:	(1-28)

Provide the following information if you would like to have your Systematic Interest Withdrawal payment electronically deposited into your bank account.

Deposit payment into my:	Checking	Savings

Check here if you would like to use the same bank account information already provided in Section E.

*Refer to the bottom of your check or savings deposit slip for the 9 digit bank routing number. See Section E for a sample image indicating the location of bank routing and account numbers.	Account Number	Bank Routing Number*

Name(s) on Account

	Name of Bank	Bank Telephone Number

TCL-MVA2-APP-PF

IRA APPLICATION FOR A TIAA-CREF INVESTMENT HORIZON ANNUITY CONTRACT

SECTION H: FLEXIBLE LIFETIME INCOME OPTION

You may elect to invest some, or all, of your initial premium in the Flexible Lifetime Income Option (FLIO). The guaranteed lifetime payments will begin immediately, and your FLIO election cannot be revoked. The initial premium used for this option is applied to a cash value that decreases as payments are made. You, and your spouse as joint annuitant if elected, must be 59 1/2 or older to elect this option now.

I do not wish to invest in the Flexible Lifetime Income Option at this time. (Proceed to Section I)

I would like to invest in the Flexible Lifetime Income Option.
Investment Amount

$	($25,000 minimum)

Flexible Lifetime Income Option (FLIO) Payment Frequency (select one):
Annually	Semiannually	Quarterly	Monthly

Provide the following information if you would like to have your Flexible Lifetime Income Option (FLIO) payment electronically deposited into your bank account.

Deposit payment into my:	Checking	Savings

Check here if you would like to use the same bank account information already provided in Section E.

* Refer to the bottom of your check or savings deposit slip for the 9 digit bank routing number. See Section E for a sample image indicating the location of bank routing and account numbers.	Account Number	Bank Routing Number*

Name(s) on Account

Name of Bank	Bank Telephone Number

You may elect to have your Flexible Lifetime Income Option payment based on a one-life annuity or a two-life annuity. The periodic amount paid depends on which of these options you choose. The one-life option will use you, the contract owner, as the annuitant. The two-life option will use you, the contract owner, as the first annuitant. The second annuitant must be your spouse. You, and your spouse as joint annuitant if elected, must be 59 1/2 or older to elect this option now.

FLIO One-Life Annuity

FLIO Two-Life Annuity

Spouse’s Name (Title, First Name, Middle Name, Last Name)

Spouse’s Date of Birth (mm/dd/yyyy)	Spouse’s Social Security Number

TCL-MVA2-APP-PF

IRA APPLICATION FOR A TIAA-CREF INVESTMENT HORIZON ANNUITY CONTRACT

* If unanswered, beneficiary will be considered primary.	SECTION I: BENEFICIARY INFORMATION
If you need more space to name your beneficiaries, please continue on a separate sheet of paper. Make sure to sign the additional page of instructions.

	1.	Primary or Contingent*		Benefit Percentage Allocated (Whole Percentages - Must Total 100%)		Relationship to Owner
		Primary	Contingent		%

		Full Legal Name of Beneficiary (Title, First Name, Middle Name, Last Name)		Age or Date of Birth		Social Security Number

	2.	Primary or Contingent*		Benefit Percentage Allocated (Whole Percentages - Must Total 100%)		Relationship to Owner
		Primary	Contingent		%

		Full Legal Name of Beneficiary (Title, First Name, Middle Name, Last Name)		Age or Date of Birth		Social Security Number

	3.	Primary or Contingent*		Benefit Percentage Allocated (Whole Percentages - Must Total 100%)		Relationship to Owner
		Primary	Contingent		%

		Full Legal Name of Beneficiary (Title, First Name, Middle Name, Last Name)		Age or Date of Birth		Social Security Number

SPOUSAL/CALIFORNIA REGISTERED DOMESTIC PARTNER CONSENT-FOR COMMUNITY PROPERTY STATES ONLY

(Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, Wisconsin)

I am aware that my spouse or California registered domestic partner has designated someone other than me to be the primary beneficiary of this contract. I hereby consent to such designation and waive any rights I may have to the proceeds of such contract under applicable community property laws.

	Signature of Spouse					Date (mm/dd/yyyy)

OR

	California Registered Domestic Partner					Date (mm/dd/yyyy)

	Signature of Witness (Signature must be witnessed by someone other than a designated or potential beneficiary.)					Date (mm/dd/yyyy)

TCL-MVA2-APP-PF

IRA APPLICATION FOR A TIAA-CREF INVESTMENT HORIZON ANNUITY CONTRACT

SECTION J: APPLICATION AUTHORIZATION

IMPORTANT INFORMATION

¡

The annuity applied for will not take effect unless and until, during the lifetime of the owner/annuitant, TIAA-CREF Life has received the initial premium and has approved this application. The owner controls the contract and may exercise every right given by the contract without the consent of any other person. The contract has no provision for loans and cannot be assigned.

¡	For your protection, some states require a warning against fraud substantially similar to the following, to appear on this form.
¡	People who file applications for insurance or statements of claim commit a fraudulent insurance act if they:
¡	knowingly do so with intent to injure, defraud, or deceive any insurance company or another person; and/or
¡	knowingly include in their application or statement of claim any materially false or misleading information; and/or
¡	knowingly conceal information for the purpose of misleading concerning any fact material to the application or claim.

A fraudulent insurance act is a crime, and penalties may include imprisonment, fines, denial of insurance, and civil damages.

¡

The owner acknowledges the following: I have read a current prospectus for the TIAA-CREF Investment Horizon Annuity contract, and have read and understand all provisions of this application. I understand the eligibility requirements for the type of IRA deposit I am making and state that I do qualify to make the deposit. I also understand it is my responsibility for understanding contribution limits for IRAs. Over-contributions may result in IRS penalties.

¡	The statements made in this application are to the best of my knowledge and belief.

PROSPECTUS AND OTHER DOCUMENTS ACKNOWLEDGMENT

Please check the box below acknowledging your receipt of the following documents:

¡TIAA-CREF Investment Horizon Annuity® product prospectus	¡ TIAA-CREF Business Continuity Policy
¡TIAA-CREF Privacy Policy	¡ IRA Disclosure Statement and Custodial Agreement

Please check the box below to acknowledge electronic receipt of prospectuses and other required documents.

☐	I acknowledge that I consent to receiving and have received the above-referenced documents by means of either the TIAA-CREF website (tiaa-cref.org) or a CD accompanying my application.
¡I further acknowledge that I am able to access these documents via one of these sources. I understand that this acknowledgment applies only to this initial application.

¡To select this acknowledgment and consent, you must either have access to the websites noted above or a computer with a CD drive and Internet access. In either case, you must also be able to download, view and print the documents. You will need Adobe Reader to view and print electronic PDF documents. If you don’t have Adobe Reader, go to www.adobe.com to download a free copy. To request assistance with accessing these documents electronically, please contact us toll-free at 800 842-2273.

¡You understand and acknowledge that accessing documents electronically may involve additional costs, including but not limited to, subscription access fees from an Internet service provider and printing costs.

¡Paper versions of the above documents can be ordered free of charge, both now and in the future, by calling toll-free 877 694-0305 or go to tiaa-cref.org.
¡If you are unable to acknowledge that you have received and accessed these documents on the website or CD, please call 877 694-0305 for paper prospectuses at no charge.

Note: Unless indicated above, I acknowledge that I have received paper copies of the above-referenced documents.

Under penalties of perjury, you certify that the taxpayer identification number shown on this form is your correct Social Security number. The Internal Revenue Service does not require your consent to any provision of this document.

The Internal Revenue Service does not require your consent to any provision of this document other than certifications required to avoid backup withholding.

Amounts withdrawn or payable as income benefits from fixed term deposits prior to dates specified in the contract are subject to a market value adjustment. Flexible Lifetime Income Option account withdrawals are subject to a market value adjustment and surrender charge.

Please sign in only black or dark blue ink.	Signature of Owner	Date (mm/dd/yyyy)

TCL-MVA2-APP-PF

IRA APPLICATION FOR A TIAA-CREF INVESTMENT HORIZON ANNUITY CONTRACT

FOR OFFICIAL USE ONLY – AGENT CERTIFICATION AND SIGNATURE

I hereby certify that I have reviewed with the owner the (1) answers to the replacement questions, and (2) all the information in the application. I further certify that to the best of my knowledge and belief, the owner

Does	Does Not

Intend to replace coverage under an existing life insurance policy or annuity contract.

If this sale involves a replacement transaction, please provide the requested information below:

Did you recommend replacement to the applicant?

Yes – Reason for recommending replacement

No – Owner’s reason for replacement

Agent’s Name (Print)	Agent’s NPN Number

Agent’s Signature	Date (mm/dd/yyyy)

HOME OFFICE USE ONLY

AG	RF1

RF2	RF3

Marketing Source Code

TCL-MVA2-APP-PF